UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     January 9, 2008

GIGABEAM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50985	20-0607757
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4021 Stirrup Creek Drive, Suite 400, Durham, NC		27703
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code        (571) 283-6200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01  REGULATION FD DISCLOSURE.

On January 9, 2008, we provided a letter to our shareholders as follows:

To Our Shareholders:

As the year 2007 comes to a close, we want to take this opportunity to update you on the steps we are taking and plan to take in 2008 to reposition GigaBeam Corporation for future growth. We have developed a strategic plan for obtaining positive and sustainable cash flow in 2008 that includes the elements described below.

For the past two years, GigaBeam has been promoting a single product used for point to point fixed wireless communications of 1.25 gigabits per second (Gbps) in the wireless bands from 71-86GHz. The 71-86GHz spectrum is new spectrum pioneered by several key parties including the founders of GigaBeam and provides many advantages over previous spectra including 1) low cost licensing, 2) little or no spectrum pollution which can cause interference or prohibit deployment and 3) ability to achieve very high data transfer rates. GigaBeam has explored both product and managed service revenue models in the past and we have found it difficult to achieve profitability or positive cash flow focusing in either model as our product model has been limited to a single product offering and we are not properly capitalized to approach managed services. As part of our repositioning, in the near term, we will shift our focus on driving our equipment business and expanding our product offerings to increase our serviceable market.

Cutting Costs of Operations

But the first step in positioning GigaBeam for positive cash flow and future growth is an aggressive cost-cutting plan. We’ve established a goal of reducing our monthly cash requirements from nearly $700,000 per month to less than $500,000 per month. We intend to consolidate our business to a single facility operation in Durham, North Carolina. While there will be some initial expense in this consolidation, the move will ultimately lower labor costs and reduce headcount and travel expense.

We must aggressively manage expense across the company. GigaBeam is an early-stage company and must operate like an early-stage company.

Increasing Our Sales Activities

We believe that the next step in achieving positive cash flow is to ramp up our sales activities to increase revenue from sales. The key elements to this step include:

•	Increase our sales force by adding additional well-qualified sales personnel in key parts of the globe where the 71-86GHz spectrum is authorized.
•	Maximize sales of our 1.25Gbps product while we continue to develop new products (described below).
•
Explore potential OEM arrangements (buy/resale and private labeling other manufacturers complementary products) to supplement our offering so we can bundle sell with our 1.25Gbps offering to better meet our customers needs.

•	Leverage our expanded product suite to develop relationships with distributors by the end of 2008.

We believe an increased focus on sales efforts is crucial to our future success and the execution of these key elements will put us on the correct path to growth.

New Product Development

We believe our best opportunity to grow our business is the potential of the technology we have developed in the 70/80 GHz spectrum. Historically, we have focused on the 70/80 GHz Gigabit Ethernet Market with our G-1.25 product. In addition to our G-1.25 product, we have pursued other development initiatives to achieve even greater data rates of up to 10Gbps. In 2006, we estimate that the gigabit and greater market was roughly $7,000,000 and that we had $4,800,000 in revenue, or greater than 70%, market share. We believe this is a relatively small market in which we are already the dominant force and while we feel the market is growing, it is not yet growing at a rate that will produce the returns that will satisfy our shareholders. Additionally, in our experience, buyers in this field are highly discriminating and cautious of new technology which creates a long and sometimes expensive sales effort.

We intend to continue our sales efforts in the 70/80GHz Gigabit Ethernet arena because we believe the long term prospects for this market segment are good. However, we believe our near term growth opportunity in this market is limited. In 2008, we intend to leverage the strength of our 70/80GHz technology to produce products that solve problems in much larger market segments. We are making this adjustment in direction from inputs provided by our current customers and from customers and strategic partners we have been pursuing.

10 Megabits per second (Mbps) Radio Market

We believe the 10Mbps radio market, specifically the point to point market used for communication access applications and low capacity backhaul is a several hundred million dollar market. The products currently servicing this market are below 40GHz and many are unlicensed. Existing licensed solutions have high license costs that can take a long time to obtain. Devices below 40GHz have a high level of spectrum pollution compared to the spectrum GigaBeam uses above 70GHz.

We believe we can deliver a 10Mbps radio well within market costs with a license that can save users $1,000-2,000 per link and that avoids the spectrum pollution problem that customers currently experience. In short, we believe we can offer a more attractive product than is currently offered in the market without a cost increase and with the added benefit of license protection.

100 Megabits Per Second Radio Market

We believe the 100Mbps radio market, specifically the point to point market used for communication access applications and low capacity backhaul, like the 10Mbps segment is a several hundred million dollar market. The 100Mbps segment is more directed toward backhaul of smaller capacity circuits such as 10Mbps links, Wi-Max and next generations of cellular. The products currently available in this market typically operate between 6 and 60 GHz and many bands are unlicensed. Licenses can be difficult to obtain and are costly if they are obtained.

We believe we can deliver a 100Mbps radio at a competitive price, but with easily obtainable licensing that can save users $3,000-10,000 per link, and no spectrum pollution.

We have begun the development efforts for the 10 and 100 Mbps products and we anticipate introduction to the market late in 2008. GigaBeam has not abandoned its long term interest in products up to 10Gbps but we believe the introduction of these new products is critical to achieving positive cash flow in 2008 and profitability shortly thereafter.

Corporate Communications

We evaluated our corporate communications policy to shareholders during 2007 and believe we can make positive changes in the way we communicate in 2008. Because we are a public corporation, we are legally obligated to make some disclosures on Form 8-K, 10-Q, 10-K and others that are required to be filed with the Securities and Exchange Commission and, of course, we will continue with those disclosures. In 2007, we also disseminated press releases on other matters including individual press releases for purchase orders. We believe, going forward, that it would be more beneficial to shareholders that in addition to SEC required communication we will issue press releases only on matters of strategic or financial importance to our shareholders rather than creating separate press releases for each small change in our business. We hope this change will create more transparency in our business and allow the investing public to form a more accurate understanding of our business and prospects.

You will also notice that we have recently indicated voluntarily delisted from the NASDAQ to the Over the Counter Bulletin Board (OTCBB). The company made this conscious decision based on continued pressure and expense associated with maintaining the minimum listing requirements of the NASDAQ. We believe that every cycle of management time and every dollar we have must be applied to executing on our new product strategy and achieving solid fundamental performance. Once we have a thriving business we will consider the benefit to shareholders to return to the NASDAQ.

We are confident that if we execute on our strategic objectives, we will tap into our full potential, run a business focused on fundamental performance and reach a trajectory for profitability. We are moving into the next year with confidence in our plan and with focus on moving the business to profit. We will continue to listen to our customers to improve our products as we have in sharing this new strategy with you.

We thank you deeply for your continued interest and support.

Sincerely,

S. Jay Lawrence
Chief Executive Officer
GigaBeam Corporation

The information in this current report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, unless we specifically incorporate the foregoing information into those documents by reference.

This report contains forward-looking statements that involve risks and uncertainties.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our Form 10-KSB and other reports we file with the Securities and Exchange Commission.  Although we believe  the  expectations  reflected  in  the  forward-looking  statements  are reasonable,  they  relate  only to events as of the date on which the statements are  made.  We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GigaBeam Corporation
(Registrant)

Date	January 9, 2008

/s/ S. Jay Lawrence
(Signature)

Name: S. Jay Lawrence
Title: Chief Executive Officer